Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)
(Form Type)

LiveRamp Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.10 par value per share	Rule 456(b) and Rule 457(r)	311,868	$27.61	$8,610,675.48	0.0000927	$798.21
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$8,610,675.48		$798.21
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$798.21

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices as reported on the New York Stock Exchange on June 22, 2022.

(2)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.